                                                                     EXHIBIT 4.8


                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT dated as of December 30, 1994, between ALLIED GROUP, INC., an Iowa corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee"), solely in its capacity as trustee under the Plan defined below and not individually.

                                   WITNESSETH;

         WHEREAS, the Company has established and maintains The ALLIED Group Employee Stock Ownership Plan (the "Plan"), for the benefit of all employees eligible to participate therein;

         WHEREAS, the Plan qualifies as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Company has established and maintains The ALLIED Group Employee Stock Ownership Trust (the "Trust") and the Company has appointed the Trustee to act as the trustee thereof pursuant to a trust agreement between the Company and the Trustee amended and restated as of April 16, 1991 (the "Trust Agreement");

         WHEREAS, the Trust Agreement provides that the assets of the trust created thereunder shall be invested in, among other things, shares of common stock of the Company ("Common Stock") or convertible preferred stock of the Company;

         WHEREAS, the Company has previously designated 85,000 shares as a series of preferred stock, with no par value, called the Series C ESOP Convertible Preferred Stock, of which 75,753 shares were previously issued and the Company has offerred 9,247 shares for sale to the Trustee (the "Series C Preferred Stock");

         WHEREAS, the Company has designated 500,000 shares as a series of convertible preferred stock, with no par value, called the Series D ESOP Convertible Preferred Stock, of which 30,762 shares were previously issued and of which the Company has offered 12,976 shares for sale to the Trustee (the "Series D Preferred Stock");

         WHEREAS, as directed by the ESOP Committee (the "Committee") under the terms of the Trust Agreement, the Trustee is authorized to purchase shares of Series C Preferred Stock and Series D Preferred Stock and the Company wishes to issue and sell such shares of Series C Preferred Stock and Series D Preferred Stock to the Trustee, and no commission will be paid by the Trustee in connection with the purchase of such shares of Series C Preferred Stock and Series D Preferred Stock; and

         WHEREAS, the Trustee is required under the Trust Agreement to independently determine (i.e., without direction from the Company) the purchase price that shall be paid for any stock of the Company, and the Trustee has received an opinion of Whitman Heffernan & Rhein Co., Inc. (the "Valuation

Opinion") that the purchase of the shares of Series C Preferred Stock and Series D Preferred Stock pursuant to the terms to this Agreement is fair and equitable to the participants in the Plan and the price to be paid for the Series C
Preferred Stock and Series D Preferred Stock is not in excess of adequate consideration.

         NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


1. The Trustee hereby agrees to purchase (the "Purchase") with the Proceeds, and the Company hereby agrees to issue and sell for cash to the Trust 9,247 shares of Series C Preferred Stock and 12,976 shares of Series D Preferred Stock (the "Shares") for an aggregate purchase price (the "Purchase Price") of $825,000.00 (or approximately $37.125 per share). The Company will pay all stamp and other transfer taxes, if any, which may be payable in respect of the issuance, sale and delivery of the Shares and shall be entitled to any refund thereof.

         2. The Purchase shall be consummated at or about 5:30 P.M. Central Standard Time on December 30, 1994 (such date of delivery being hereinafter called the "Delivery Date") at the offices of the Company, Des Moines, Iowa or as otherwise agreed by the parties hereto. On the Delivery Date, the Trustee shall deliver to the Company the Purchase Price in immediately available funds together with an opinion of Goodwin, Proctor & Hoar, counsel to the Trustee, in the form attached as Annex A hereto and a copy of the Valuation Opinion, and the Company will deliver to the Trustee a certificate or certificates representing the Shares which shall be registered in the name of the Trustee, as trustee under the Plan, or in the name of its nominee, together with an opinion of Katherine E. Schmidt, Associate Corporate Counsel of the Company, in the form attached as Annex B hereto.

         3. The Comp any hereby represents, warrants and covenants to the Trustee as follows:

                a. the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and (ii) has full corporate power and authority to execute and deliver this Agreement, to carry out the transactions contemplated hereby, to own, lease and operate its assets and properties, and to carry on its business as now being conducted;

                b. this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                c. the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not violate (i) the Company's Certificate of Incorporation or By-laws, each as amended to date or, (ii) any provision of any agreement, instrument, order, award, judgment or decree to which the Company is a party or by which it or any of its businesses or properties are bound, or (iii) any statute, rule or regulation of any federal, state or local government or governmental agency applicable to the Company except in the case of subparagraphs (ii) or (iii) of this Section 3(c) for any such violations which either individually or in the aggregate do not have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole;

                d. except for any necessary applications with the National Association of Securities Dealers Automated Quotation system with respect to any newly issued shares of Common Stock which may be issued upon conversion of the Shares, no approval, authorization or other action by, or filing (other than such filings of the Company as may be necessary in connection with any registration for sale of the common stock that may be issuable upon conversion of the Shares) with, any government authority is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby;

                e. the Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Trustee pursuant to this Agreement, (i) will be validly issued, fully paid and nonassessable and not liable to any further call or assessment, (ii) the certificates representing the Shares comply with the applicable requirements of Iowa law and (iii) the Trustee will acquire full right, title and interest in and to the Shares free and clear of any and all liens, claims, charges and encumbrances (other than rights of participants in the Plan);

                f. the Company (i) has duly and validly authorized and reserved for issuance a sufficient number of shares of Common Stock, as may be issued, from time to time, upon conversion of the Shares and (ii) such shares of Common Stock, when issued upon conversion of the Shares in accordance with the Certificate of Designations, will be validly issued, fully paid and nonassessable and not liable to any further call or assessment and will not be subject to preemptive rights;

                g. the Plan has been duly authorized and established, and the Trust Agreement has been duly authorized, by all necessary corporate action on the part of the Company; the Plan constitutes in all material respects in form an employee stock ownership plan within the meaning of
                       Section 4975(e)(7) of the Code, Code Regulation Section 54.4975-11 and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and each of the Shares constitute a qualifying employer security within the meaning of Section 4975(e)(8) of the Code; provided, however, that in making the representations contained in this Section 3(g) the Company has relied upon the correctness of the Trustee's representations contained in Section 4(f) of this Agreement;

                h. the Company's Reports on Form 10-Q for the quarterly period ended September 30, 1994, on the date filed with the Securities and Exchange Commission ("SEC"), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended;

                i. no person or other entity is entitled to any fees or commissions due to the Company's actions in connection with the purchase and sale of the Shares;

                j. the Company shall use its best efforts during the term of the Trust to cause the Plan to maintain its qualification as an employee stock ownership plan within the meaning of
                       Section 4975 of the Code; and

                k. the Company has furnished and will continue to furnish to the Trustee from time to time copies of all reports and financial statements which the Company shall send or make available to its public stockholders generally, all other written communications from the Company to public shareholders generally and each regular or periodic report, proxy statement, registration statement or prospectus, if any, filed by the Company with the SEC; and

         4. The Trustee represents and warrants to the Company as follows:

                a. the Trustee (i) is a duly organized and validly existing Massachusetts trust company in good standing and with full power and authority to act as Trustee and exercise trust powers, including without limitation, the trust powers provided in and contemplated by the Trust
                       Agreement, and (ii) has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

                b. this Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

                c. the execution, delivery and performance of this Agreement by the Trustee and the consummation of the transactions contemplated hereby will not violate (i) the Trustee's Corporate Charter or By-laws, each as amended to date, or
                       (ii) any provision of any agreement, instrument, order, award, judgment or decree to which the Trustee is a party or by which it or any of its businesses or properties are bound or (iii) any statute, rule or regulation of any federal, state or local government or governmental agency applicable to the Trustee except in the case of subparagraphs (ii) or (iii) of this Section 4(c) for any such violations which either individually or in the aggregate do not have a material adverse effect on the business or properties of the Trustee; provided, however, that in making the representations contained in clause
                       (iii) of this Section 4(c), the Trustee has relied upon the correctness of the Company's representations in Sections 3(g) of this Agreement, as limited by the proviso therein, and 3(i) and (2) the Committee's direction letter dated December 29, 1994;

                d. no approval, authorization or other action by, or filing with, any governmental authority is required to be obtained or made by the Trustee in connection with the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated hereby;

                e. the Trustee is acquiring the Shares on behalf of the Plan solely for investment purposes and not with a view to, or for sale in connection with, any distribution thereof; provided, however, that the Shares will be allocated to the accounts of the participants in the Plan pursuant to the terms of the Plan and distributions may be made to participants and beneficiaries of the Plan in shares of Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock or payable upon redemption of the Series C Preferred Stock and Series D Preferred Stock, including upon exercise of the rights set forth in Section 7 of the Certificate of Designations, or in shares of Common Stock otherwise acquired by the Trustee pursuant to the terms of the Plan, it being understood that the Shares are being sold to the Trustee pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon this representation and warranty;

                f. the purchase of the Shares on the Delivery Date by the Trust for the Purchase Price is for not greater than "adequate consideration" as that phrase is defined in
                       Section 3(18) of ERISA, and proposed regulations thereunder, and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975(c) of the Code by reason of the exemptions set forth in
                       Section 408(e) of ERISA and Section 4975(d) (13) of the Code; provided that in making the representations contained in this Section 4(f), the Trustee has relied upon the correctness of the Company's representations contained in Sections 3(g), as limited by the proviso therein, and 3(i) of this Agreement as well as the Valuation Opinion;

                g. the Shares purchased by the Trust have a conversion price which is reasonable as of the date hereof; provided, however, that in making the representations contained in this Section 4(g), the Trustee has relied upon the correctness of the Valuation Opinion; and

                h. no person or other entity is entitled to any commissions due to the Trustee's actions in connection with the purchase and sale of the Shares.

         5. The Trustee hereby (i) acknowledges that the Shares purchased on behalf of the Trust pursuant to this Agreement may, by their terms, be issued only to the Trustee or a successor trustee acting on behalf of the Trust, (ii) acknowledges that the Trust Agreement provides that none of the Series C
Preferred Shares and Series D Preferred Shares shall be transferred in any manner to participants under the Plan but in lieu thereof shares of Common Stock shall be distributed to participants or transferred to the participants' Section 401(k) accounts pursuant to the terms of the Plan, (iii) acknowledges that the Certificate of Designations provides that any Shares that are transferred sold or otherwise disposed of by the Trustee shall be automatically, and without any action on the part of the Company, converted into shares of Common Stock, and
(iv) agrees not to transfer, sell or otherwise dispose of any of the Shares or other shares of Series C Preferred Stock and Series D Preferred Stock or to attempt to do so, except in compliance with the Trust Agreement. Nothing contained in this Section 5 shall be deemed to restrict the ability of the Trustee to convert shares of Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock or to require the Company to redeem shares of Series C Preferred Stock and Series D Preferred

Stock, in each case in accordance with the Certificate of Designations, or the ability of the Trustee to transfer, sell or otherwise dispose of shares of Common Stock of the Company issued upon conversion of shares of Series C Preferred Stock and Series D Preferred Stock or upon a redemption of shares of Series C Preferred Stock and Series D Preferred Stock.

         6. The Trustee understands that the certificate(s) representing the Shares will bear the following legend and that a notation restricting their transfer will be made on the stock transfer books of the Company:

                a. Series C: The shares of Series C preferred stock represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares of stock may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Securities Act covering such transfer or an opinion of counsel satisfactory to the issuer that registration under said Securities Act is not required.

                       The shares of stock represented by this certificate are subject to restrictions on transfer set forth in the Certificate of Designations relating to the Corporation's Series C ESOP Convertible Preferred Stock and in a Stock Purchase Agreement dated as December 30, 1994. The Corporation will furnish a copy of such agreement to the holder of this certificate without charge upon written request.

                b. Series D: The shares of Series D preferred stock represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares of stock may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Securities Act covering such transfer or an opinion of counsel satisfactory to the issuer that registration under said Securities Act is not required.

                       The shares of stock represented by this certificate are subject to restrictions on transfer set forth in the Certificate of Designations relating to the Corporation's Series D ESOP Convertible Preferred Stock and in a Stock Purchase Agreement dated as December 30, 1994. The Corporation will furnish a copy of such agreement to the holder of this certificate without charge upon written request.

         7. Upon the reasonable written request of the Trustee, the Company agrees that, at the Company's expense, it will prepare and file, as promptly as practicable after such request, and use its best efforts to cause to become effective, a registration statement on an appropriate form, including a final prospectus (the "Registration Statement"), under and complying with the Securities Act and the rules and regulations thereunder, relating to the number of shares of the Company's Common Stock into which the Shares are from time to time convertible or as are acquired upon a redemption or repurchase, including a redemption pursuant to the provisions of Section 7 of the Certificate of Designations, as shall be necessary, in the opinion of counsel to the Company, for the Trustee to carry out its responsibilities under the Plan and Trust Agreement. Whenever shares of Common Stock are so registered, the Company shall also use its best efforts to register of qualify such shares covered by the Registration Statement under the "blue sky" or securities laws of such jurisdictions within the United States as the Trustee may reasonably request; provided, however, that the Company shall not be required to consent to the general service of process for all purposes in any jurisdiction where it is not then qualified to do business.

         8. The Company agrees that it will use its best efforts to (i) cause the Plan to qualify as an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code and (ii) maintain such qualification at all times prior to the termination of the Plan.

         9. The representations, warranties and agreements in this Agreement shall survive the date hereof and the Delivery Date.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts to be executed, delivered and performed in such state, to the extent not preempted by the laws of the United States of America. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Iowa and the United States of America located in Polk County, Iowa for any actions, suits or proceedings arising out of or relating to this Agreement. This Agreement, the Plan and Trust Agreement (including documents referred to therein or delivered pursuant thereto) set forth the entire Agreement of the parties with respect to the subject matter contained herein and supersede all prior oral and written agreements, if any, between the parties with respect to such subject matter. This Agreement shall bind and inure to the benefit of all successors to, and assigns of, the parties hereto; provided, however, that the Trustee shall not assign or otherwise transfer its interest in, or obligations under, this Agreement without the written consent of the Company, except that the Trustee may assign, without the Company's written consent, all its rights hereunder to any institution exercising trust powers in connection with any such institution assuming the duties of a trustee under the Trust Agreement. In the event that any provision of this Agreement shall be declared unenforceable by a court of competent jurisdiction, such provision shall be stricken herefrom and the remainder of this Agreement shall remain binding on the
parties  hereto.   In  the  event  any  such  provision  shall  be  so  declared unenforceable due to its scope or breadth, then it shall be narrowed to the scope or breadth permitted by law.

         11. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but each of which taken together shall constitute one and the same instrument.

         12. This Agreement may not be modified with respect to the obligations of a party hereto except by an instrument in writing signed by such party.

         13. The terms and provisions of the Trust Agreement relating to the nature of the responsibilities of the Trustee and the indemnification by the Company of the Trustee are incorporated herein by reference and made applicable to this Agreement.

         14. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered to each party hereto at its address specified in the Trust Agreement and shall become effective as therein provided. Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                       ALLIED GROUP, INC.


                                           By __________________________________

                                           Name ________________________________

                                           Title _______________________________

                                           STATE STREET BANK AND TRUST COMPANY
                                           solely in its capacity as Trustee
                                           under the Plan and  Trust   Agreement
                                           referred to herein and not
                                           individually


                                           By __________________________________

                                           Name ________________________________

                                           Title _______________________________

                                                                         Annex A



                                                          December 30, 1994


ALLIED Group, Inc.
701 Fifth Avenue
Des Moines, Iowa 50391-2003


          Re:  The ALLIED Group Employee Stock Ownership Trust
               -----------------------------------------------

Ladies and Gentlemen:

          We have  acted as  special  counsel  for State  Street  Bank and Trust
Company ("State Street"), as trustee (the "Trustee") of The ALLIED Group Employee Stock Ownership Trust (the "Trust"), which forms a part of the ALLIED Group Employee Stock Ownership Plan ("Plan"), and which is evidenced by the Trust Agreement dated April 16, 1991 (the "ESOP Trust Agreement") between Trustee and ALLIED Group, Inc. (the "Company") in connection with the purchase by the Trustee of 9,247 shares of Series C ESOP Convertible Preferred Stock and _______ shares Series D ESOP Convertible Preferred Stock of the Company, no par value (the "Preferred Stock") pursuant to the Stock Purchase Agreement between the Company and the Trustee dated as of December 30, 1994 (the "Stock Purchase Agreement"). Capitalized terms used herein that are not defined herein have the meanings set forth in the Stock Purchase Agreement.

          In connection therewith, we have reviewed executed copies of: (i) the Stock Purchase Agreement; (ii) the ESOP Trust Agreement; (iii) the Certificate of Designations of Series C ESOP Convertible Preferred Stock and Series D ESOP Convertible Preferred Stock of ALLIED Group, Inc.; (iv) the corporate charter and by-laws of State Street, both as amended to date; (v) other records, documents, and instruments relating to the powers and organization of State Street and to State Street's acceptance of fiduciary duties, obligations and trusts; and (vi) such other certificates and documents as we have deemed relevant or necessary as a basis for the opinion expressed below.

          In our examination, we have assumed without any investigation (i) the legal capacity of each natural person, (ii) the full power and authority of each person other than State Street to execute, deliver and perform its obligations under each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such person, (iii) the due authorization, execution and delivery by each person other than

State Street of each document  heretofore executed and delivered by such person,
(iv) the legality, validity, binding effect and enforceability as to each person other than State Street of each document heretofore executed and delivered or hereafter to be

ALLIED Group, Inc.
December 30, 1994

executed and delivered and of each other act heretofore done or hereafter to be done by such person, (v) the genuineness of each signature other than those of officers of State Street and the completeness and authenticity of each document submitted to us as an original, (vi) the conformity to the original of each document submitted to us as a copy, (vii) the authenticity of the original of each document submitted to us as a copy and (viii) no amendment or modification hereafter of any provision of any document. Insofar as our opinion relates to, or depends on, any matter of fact, we have relied on representations as set forth in the Stock Purchase Agreement, and upon written statements and certificates of officers of State Street and of public officials.

          We are members of the Bar of the Commonwealth of Massachusetts and, accordingly, we express no opinion herein concerning any law other than the laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America, to the extent specifically referred to herein.

          As used in this opinion with respect to any matter, the qualifying phrase "to the best of our knowledge" means that, without independent review or verification, nothing has come to our attention in the course of our performing legal services for the
Trustee with respect to said matter.

          We express no opinion as to matters governed by the Internal Revenue Code of 1986 (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA"), both as amended, or federal or state securities laws.

          Based on and subject to the foregoing, we are of the opinion that:

          1. State Street, acting solely in its capacity as Trustee, has all requisite power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement.

          2. The execution, delivery and performance of the Stock Purchase Agreement by State Street, as Trustee, will not violate the charter or the by-laws of State Street or, to the best of our knowledge, any order, judgment or decree binding on State Street (individually or as trustee).

          3. The Stock Purchase Agreement has been duly executed and delivered by State Street, as Trustee.

          4. No authorization, approval or consent of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by State Street of the Stock Purchase Agreement or for the validity or enforceability thereof, except for filings with the Internal Revenue Service or the Department of Labor which may from time to time be required by ERISA or the Code.

ALLIED Group, Inc.
December 30, 1994


          We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein. Neither this opinion nor any part hereof may be delivered to, used or relied upon by any person or entity other than you without our prior written consent.



                                                  Very truly yours,





                                                  ------------------------------

                                                                         Annex B


December 30, 1994



State Street Bank and Trust Company
Legal Division, Q6N
200 Newport Avenue
North Quincy, MA 02171

Ladies and Gentlemen:

I have acted as legal counsel of ALLIED Group, Inc., an Iowa corporation (the "Company"), and in such capacity I have advised the Company in connection with The ALLIED Group Employee Stock Ownership Trust (the "ESOP Trust"), a trust established under that certain Trust Agreement amended and restated as of April 16, 1991 (the "Trust Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee" or "State Street"), which implements and forms a part of the ALLIED Group Employee Stock Ownership Plan (the "Plan"), and in connection with the purchase by the Trustee of 9,247 shares of Series C ESOP Convertible Preferred Stock and _______ shares of Series D ESOP Convertible Preferred Stock of the Company, no par value (the "Preferred Stock"), pursuant to the Stock Purchase Agreement between the Company and the Trustee dated December 30, 1994 (the "Stock Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

In connection therewith, I have reviewed executed copies of (i) the Stock Purchase Agreement, (ii) the Certificate of Designations in respect to the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (the "Certificate of Designations"), and (iii) such other certificates and documents as I have deemed relevant or necessary as a basis for the opinion expressed below.

In such connection, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or certified copies, and the authenticity of the originals of such copies. I have relied, to the extent I deem such reliance proper, upon representations made in the documents and certificates or representations made in writing by duly authorized representatives of the Company.

In rendering the opinions contained herein, I have assumed that (a) State Street, as Trustee, has all requisite power and authority to execute, deliver, and perform its obligations under the Stock Purchase Agreement; (b) that the execution, delivery, and performance of the Stock Purchase Agreement by State Street, as Trustee, will not violate the charter or bylaws of State Street; and
(c) that the Stock Purchase Agreement has been executed and delivered by State Street as Trustee and constitutes the legal,

December 30, 1994

valid, and binding obligation of the ESOP Trust, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally, or (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or law).

I express no opinion with respect to the laws of any jurisdiction other than the State of Iowa and the United States of America. These opinions are expressed as of the date hereof and are therefore subject to subsequent interpretive, regulatory, legislative, and judicial developments.

Based on and subject to the foregoing, I am of the opinion that:

          1. The Company is validly existing and in good standing under the laws of the State of Iowa and has all requisite corporate power to execute, deliver, and perform the Stock Purchase Agreement. The Company has taken all necessary corporate action to authorize the execution, delivery, and performance of the Stock Purchase Agreement.

          2. The Stock Purchase Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally or (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The Preferred Shares have the rights, preferences, and qualifications set forth in the Certificate of Designations, have been validly authorized, and upon payment therefor as provided in the Stock Purchase Agreement, will be validly issued and outstanding and will constitute fully-paid and nonassessable shares of Series C ESOP Convertible Preferred Stock and Series D Convertible Preferred Stock of the Company. The shares of the Company's common stock, no par value ("Common Stock") initially reserved for issuance and to be issued upon conversion of the Preferred Shares in accordance with their terms have been duly and validly authorized and are sufficient in number for conversion of all the Preferred Shares, and such Common Stock, when so issued upon such conversion, will be duly and validly issued, fully-paid, and nonassessable.

          4. Upon payment by the Trust as provided in the Stock Purchase Agreement, the Company will convey to the Trust good and valid title to the Preferred Shares free and

December 30, 1994

                 clear  of  any   liens,   claims,   security   interests,   and
                 encumbrances, except for beneficial interests accruing to Plan participants and their beneficiaries.

          5. As of the date hereof, the Plan and the ESOP Trust in form meet in all material respects (a) the applicable requirements of
                 Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) the requirements applicable to an employee stock ownership plan for purposes of Section 4975(e)(7) of the Code and the regulations promulgated thereunder, and (c) the requirements for exemption from tax under Section 501(a) of the Code.

          6. The shares of Preferred Stock to be purchased by the ESOP Trust constitute "employer securities" within the meaning of Section 409(1) of the Code and "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA.

          7. The shares of Preferred Stock to be purchased by the ESOP Trust have voting rights equivalent to the common stock into which such shares may be converted, and the Plan meets the voting rights requirements of Section 409(e)(2) of the Code with respect to such shares.

          In rendering the foregoing opinions and any other opinions expressed in this letter, I have relied on the following assumptions:

                  a. Except as to matters expressly opined on herein, the Plan and ESOP Trust have been, and will continue to be, administered and operated at all times strictly in accordance with their terms and with all requirements of applicable law including, but not limited to, all of the requirements applicable to a qualified plan under
                        Section 401(a); the requirements applicable to an "employee stock ownership plan" (within the meaning of Section 4975(e)(7)) under Section 4975 and 409 of the Code; and the requirements applicable to a tax- exempt trust under Section 501(a); and with the provisions of ERISA and all regulations thereunder.

                 b. The conversion price at which the shares of Preferred Stock may be converted to common stock of the Company is reasonable as of the date of acquisition of such Preferred Stock by the ESOP Trust.

                 c. No fiduciary of the Plan has received any consideration of the type described in Section 4975(c)(1)(F) of the Code and Section 406(b)(3) of ERISA in connection with the transactions described herein.

December 30, 1994

                 d.     The  fiduciaries  of the Plan and the  ESOP  Trust  have
                        acted  prudently  and in  good  faith,  and  have  given
                        appropriate consideration to those facts and circumstances that are relevant to the transactions in accordance with the fiduciary requirements of part 4 of Title I of ERISA.

In connection with the assumptions made in paragraph (b) above, I understand that the Trustee has received an opinion from Whitman Heffernan and Rhein Co., Inc. to effect that (i) the price to be paid by the ESOP Trust per share of Preferred Stock is not in excess of fair market value or adequate consideration, as defined under Title I of the Employee Retirement Income Security Act of 1974, as amended, including the regulations thereunder ("ERISA"); and (ii) the terms and conditions of the proposed transaction, including the terms governing the right to convert the Preferred Stock into Common Stock of the Company, are fair and reasonable to the ESOP Trust from a financial point of view.

These opinions are rendered solely to the Trustee in connection with the transactions of the Trustee contemplated by the Stock Purchase Agreement. No other person, firm, or corporation may rely upon these opinions for any purpose without my prior written consent.

Yours very truly,



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